Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE COMPLETES NEW $1.35 BILLION REVOLVING CREDIT ARRANGEMENT

HOUSTON, July 6, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it has completed a $1.35 billion five-year revolving syndicated credit facility with 21 financial institutions that will expire in June 2016 and can be expanded to $1.6 billion total availability.

The revolving facility will provide $1.1 billion for inventory floorplan financing. The facility will also provide $250.0 million for working capital, acquisitions and general corporate purposes, of which up to half can be borrowed in either Euros or Pounds Sterling.

Lenders in the syndicated facility include four manufacturer-affiliated finance companies – Toyota Motor Credit Corporation; BMW Financial Services NA, LLC; Mercedes-Benz Financial Services USA LLC; and Nissan Motor Acceptance Corporation – and 17 commercial banks. The commercial banks are JPMorgan Chase Bank, N.A.; Bank of America, N.A.; Comerica Bank; U.S. Bank, N.A.; Wells Fargo Bank, National Association; Capital One, N.A.; Compass Bank; Key Bank National Association; MassMutual Asset Finance LLC; Bank of the West; Flagstar Bank, FSB; Amegy Bank, N.A.; Barclays Bank PLC; Motors Insurance Corporation; Sovereign Bank; BOKF, NA dba Bank of Oklahoma; and Amarillo National Bank. The syndication was arranged through J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“The new $1.35 billion revolving facility further strengthens Group 1’s balance sheet by locking in ample, reasonably-priced capital for vehicle financing and acquisition growth for the next five years,” said John C. Rickel, Group 1’s senior vice president and chief financial officer. “The commitments made by the 14 existing lenders are a testament to the strong relationships we have established with our financial partners over the years and we are delighted to have seven new lenders join our syndicate.”

Group 1 noted that based on the vehicle inventory financed under the credit facility of $689.0 million at March 31, pretax interest expense would increase by about $1.1 million a quarter under the new arrangement.

About Group 1 Automotive, Inc.
Group 1 owns and operates 105 automotive dealerships, 135 franchises, and 28 collision service centers in the United States and the United Kingdom that offer 29 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com